UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03      Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2024, TransCode Therapeutics, Inc., (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation to effect a 1-for-33 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), as of 12:01 a.m. Eastern Time on December 4, 2024 (the “Effective Time”). Beginning with the opening of trading on December 4, 2024, the Company’s Common Stock is expected to trade on the Nasdaq Capital Market on a split-adjusted basis under a new CUSIP, number 89357L 402. The Company’s Common Stock will continue to trade under the symbol “RNAZ.”

At a Special Meeting of Stockholders held on November 22, 2024, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect the Reverse Split at a ratio of any whole number between 1-for-10 and 1-for-40, with such ratio and the timing of the Reverse Split to be determined by the Board.

As a result of the Reverse Split, every thirty-three (33) shares of the Company’s Common Stock issued and outstanding as of the Effective Time will automatically be converted into one (1) share of Common Stock, but without any change in the par value per share. Proportional adjustments will be made to the number and exercise prices of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants. The Reverse Split will not change the number of authorized shares of Common Stock. Immediately after the Effective Time, after giving effect to the Reverse Split and the shares issued by the Company in its previously announced private placement, the Company will have approximately 696,233 shares of Common Stock issued and outstanding.

Vstock Transfer LLC (“Vstock”), the Company’s transfer agent, is acting as exchange agent for the Reverse Split. The Reverse Split will affect all stockholders uniformly, except with respect to the treatment of fractional shares. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number. Beneficial owners whose shares are held in “street name” through banks, brokers, custodians or other nominees will have their holdings automatically adjusted without further action by such banks, brokers, custodians or other nominees, who will be instructed by Vstock to give effect to the Reverse Split. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split than those for registered stockholders. If a stockholder’s shares are held by a bank, broker, custodian or other nominee and that stockholder has any questions in this regard, that stockholder is encouraged to contact the bank, broker, custodian or other nominee holding their shares for more information.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release announcing the Reverse Split and on November 29, 2024, the Company issued a press release announcing the effective date of the Reverse Split. Copies of the press releases are attached as Exhibit 99.1 and 99.2 hereto, and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of TransCode Therapeutics, Inc.
99.1	Press Release, dated November 25, 2024.
99.2	Press Release, dated November 29, 2024.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2024	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer and Chief Financial Officer